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                                                                      EXHIBIT 21

         The following table sets forth certain information, as of March 25, 1996, with respect to the subsidiaries of the Company, other than certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                             Percentage Of
                                                           Voting Securities      State Or Other
                                                             Owned By Its         Jurisdiction In
                                                            Immediate Parent     Which Incorporated
                                                           -----------------     ------------------
Subsidiaries of the Company:
  Haifa Chemicals Ltd.                                          100%(1)            Israel
    Haifa Chemicals South, Ltd.                                 100%               Israel
    Hi-Chem (UK) Ltd.                                           100%               United Kingdom
    Hi-Chem S.A.                                                100%               Belgium
    Hi-Chem Holdings B.V.                                       100%               Netherlands
    Fertilizantes Quimicos, S.A.                                100%               Spain
    Hi-Agri S.R.L.                                              100%(2)            Italy
    Haifa Quimica De Mexico                                      80%               Mexico
    Duclos International S.A.                                    80%               France
  Eddy Potash, Inc.                                             100%               Delaware
  Na-Churs Plant Food Company                                   100%               Delaware
  Nine West Corporation                                         100%               Delaware
    Cedar Chemical Corporation                                  100%               Delaware
      New Mexico Potash Corporation                             100%               New Mexico
      Vicksburg Chemical Company                                100%               Delaware

(1)  Including approximately 7% owned by Trans-Resources (Israel) Ltd.

(2)  Including approximately 5% owned by Haifa Chemicals South, Ltd.

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